CONVERTIBLE NOTE AGREEMENT

This Convertible Note Agreement ("Agreement") is made and effective the 31st of January, 2009,

BETWEEN:
Tiger Renewable Energy Ltd. (the "Company"), a corporation organized and existing under the laws of the Nevada in the United States of America, with its head office located at: Sino Favour Centre, 1 On Yip Street, Suite 1302, Chai Wan, Hong Kong,

AND:
Wellington Capital Management Inc., (the "Note Holders"), a corporation organized and existing under the laws of the Bahamas, with its head office located at: Centerville House, 4th Floor, 2nd Terrace West, Nassau, Bahamas

WHEREAS, Note Holders are willing to lend Company the aggregate sum of US$ 1,000,000 to be evidenced by 8% Convertible Promissory Notes.

In consideration of the mutual covenants and conditions herein contained, the parties hereby agree, represent and warrant as follows:

1.	ISSUE OF NOTES

The Company will authorize the issue of its 8% Convertible notes (hereinafter called "Notes") in the aggregate principal amount of US$ 1,000,000 to be dated February 1, 2009 to mature on as follows:  US$ 250,000 on April 30, 2009
                   $ 250,000 on May 30, 2009
                   $ 250,000 on June30, 2009
                   $ 250,000 on July 30, 2009

And to bear interest on the unpaid principal thereof at the rate of 8% per annum until maturity, payable on and with each $ 250,000 segment on the maturity dates states above and After maturity deficient balances are to bear interest at the rate of 16% per annum until paid, and to be substantially in the form of Exhibit A attached hereto.

a.
For the purposes of calculating interest for any period for which the interest shall be payable, such interest shall be calculated on the basis of the actual number of days per month and a 365 days/year. The Company will promptly and punctually pay to Note Holders or their nominee the interest on any of the Notes held by Note Holders without presentment of the Notes. In the event that Note Holders shall sell or transfer any of the Notes, they shall notify the Company of the name and address of the transferee. In the event the Company defaults on any installment of interest or principal, then any Holder of these Notes may, at his option, without notice, declare the entire principal and the interest accrued thereon immediately due and payable and may proceed to enforce the collection thereof. All the Notes shall contain a confession of judgment provision.

The Company will also authorize the issue of 10,166,575 restricted shares of its common stock (hereinafter called "The Stock") and will authorize the issuance of and reserve for such purchase such a number of additional shares of common stock (hereinafter called the "Conversion Stock") as may from time to time be the maximum number required for issuance upon conversion of the Notes pursuant to the conversion privileges hereinafter stated.

2.	SALE AND PURCHASE OF NOTES AND STOCK

                 The Company will sell the Notes to the purchasers listed on Exhibit A, each of whom agrees to purchase the principal amount of the Notes set opposite their names, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, at the purchase price of the principal amount.

3.	REPRESENTATIONS AND WARRANTIES BY THE COMPANY

a.
The Company is a corporation duly organized and existing in good standing under the laws of the State of NEVADA IN THE UNITED STATES OF AMERICA AND has the corporate power to own its own property and to carry on in the business as it is now being conducted.

b.
Pursuant to its Articles of Incorporation the Company is authorized to issue 100,000,000 Shares of common stock, $.001 par value of which 19,553,375 are currently outstanding. 10,612,305 are free trading and 8,170,000 restricted shares with the following release date February 15, 2009There are no other authorized or outstanding securities of any class or of any kind or character or, except as reflected in this Agreement, there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating the Corporation to issue or sell any additional shares of the Corporation’s capital stock or any options or rights with respect thereto, or any securities convertible into any shares of Stock of any class except as describe in Exhibit 3 B:

c.
The Company has not declared, set aside, paid or made any dividend or other distributions with respect to its capital stock and has not made or caused to be made directly or indirectly, any payment or other distribution of any nature whatsoever to any of the holders of its capital stock except for regular salary payments for services rendered and the reimbursement of business expenses.

d.
The Company is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of the Stock or to any agreement that affects the voting rights of any of the Stock, nor has the Company made any commitment of any kind relating to the issuance of shares of any of its Stock, whether by subscription, right of conversion, option or otherwise;

e.
Tiger’s unaudited Third Quarter Financial Statements for the period ended October 31, 2008 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.  They fairly present the Company’s financial condition, results of operations, assets, liabilities or business or as otherwise disclosed to the Note Holders. The Company is currently preparing its books and records for the year ended January 31, 2009 which will be audited under current management direction and that the Company will have disposed of its investment in a joint venture and written off all assets and liabilities associated with the joint venture and will have no further obligations to it. The only operating asset will be an investment in the Working Interest of an Oil and Gas property with a corresponding Payable of US$ 1,000,000 and Operating accounts payable will not exceed US$ 150,000 as at January 31, 2009. Shareholder loans which are currently stated at US $ 25,000 can increase no higher than $ 35,000.

There will be no other outstanding obligations such as the interest bearing note payable to DT Crystal Limited.

f.
There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency, the determination of which might result in any material adverse change in the business of the Company.

g.
The Company is not a party to any contract or agreement or subject to any restriction which materially and adversely affects its business, property or assets, or financial condition, and neither the execution nor delivery of this Agreement, nor the confirmation of the transactions contemplated herein, nor the fulfillment of the terms hereof, nor the compliance with the terms and provisions hereof and of the Notes, will conflict with or result in the breach of the terms, conditions or provisions or constitute a default, under the Articles of Incorporation or Code of Regulations of the Company or of any Agreement or instrument to which the Company is now a party. The Company is not party to any collective agreement with a labor union;

h.
The Company owns or possesses or did own, adequate licenses or other rights to use, all patents, trademarks, trade names, trade secrets, and copyrights used in its business. No one has ever asserted to the Company that its operations infringe on the patents, trademarks, trade secrets or other rights utilized in the operation of its business.

i.
Neither the Company nor any agent or employee acting in its behalf has offered the Notes or the Stock or any portion thereof for sale to or solicited in any offer to buy the same or any thereof from any person  or persons other than the purchasers listed in the attached Exhibit A, and neither the Company nor any agent or employee acting in its behalf will sell or offer for sale the Notes or Stock or any portion thereof to or solicit any offer to buy the Notes or the Stock from any person or  persons so as to bring the issuance or sale thereof within the provisions of Securities Act of 1933 (the “ACT”).

j.
The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company; any indenture, other agreement or instrument to which the Company is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, its securities or its properties;

k.
The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (except for the consents described in Article Four hereof) require the consent, authority or approval of any other person or entity except such as have been obtained;

l.
The Company has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed; all Federal, state and local income, franchise, sales, use, occupation or other taxes due have been fully paid or adequately reserved for; and the Company is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against the Company;

m.
No transactions have been entered into either by or on behalf of the Company, other than in the ordinary course of business nor have any acts been performed (including within the definition of the term performed the failure to perform any required acts) which would adversely affect the good will of the Company;

n.	The Company does not have any subsidiaries other than those disclosed in the Company’s Financial Statements; and

o.
The Minute Books of the Company contain true, correct and complete copies of the minutes of all meetings of its organizers, shareholders and Board of Directors from the date of its organization to the present.

4.	REPRESENTATIONS AND WARRANTIES BY THE NOTE HOLDERS

The Note Holders represent and warrant that:

a.
The Note Holders are subscribing for the Notes and Stock for investment purposes and not with the view to or for sale in connection with any distribution thereof and that they have no present intent to sell, give or otherwise transfer the Notes or Stock.

b.	The Note Holders state that they are and residents outside of the United States.

c.	The Note Holders understand that this is a highly speculative investment.

5.	CONVERSION

a.
The Holder of any of the Notes at any time up to and including the maturity date (or, at any time up to the close of business on the third business day prior to the day fixed for payment) but not thereafter may convert the Notes in whole or in part into as many fully paid and non-assessable shares of Common Stock of the Company as the principal amount of the Note so converted in a multiple of US$ 0.10 per share, and upon surrender of the certificate representing the Notes to the Company at its principal office. If any of the Notes shall be converted in part, the Company shall, at its option and without charge to the Holder, either (I) execute and deliver to the Holder Notes for the balance of the principal amount so converted, or (ii) make note thereon of the principal of the amount converted.

b.	Upon conversion of any of the Notes, all accrued and unpaid interest on the principal amount converted shall be paid to the Holder by the Company.

c.	The Company shall take all necessary steps to maintain the registration for the shares held subject to the conversion privilege as described in this section.

d.
In the case the Company shall issue or sell any share of its Common Stock (other than the Stock Shares issued upon conversion of any of the Notes) without consideration or for consideration per share less than the conversion price of US $ 0.10 per share, then forthwith upon such issuance or sale, the conversion price shall be adjusted to a price (computed to the nearest cent) determined by dividing (i) an amount equal to the sum of the number of shares of Common Stock outstanding  immediately prior to such issue or sale multiplied by the number of shares issued following the Notes Converted and the consideration, if any, received by the Company upon such issue or sale, by (ii) the total amount of shares of Common Stock immediately outstanding after such issue or sale.

e.
In case the Company shall at any time divide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision should be proportionately reduced, and, however in the case of outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the actual conversion price shall remain at US $ 0.10.

f.
In case the Company shall declare a dividend or make a distribution of any Stock of the Company payable in Common Stock or in Convertible Securities, the aggregate maximum number of shares of Common Stock issuable in payment of such dividend or distribution, or upon conversion of or in exchange for such Convertible Securities issuable in payment of such dividend or distribution, shall be deemed to have been issued or sold without consideration.

g.
No fractional share of Common Stock shall be issued upon conversion of any of the Notes. If any Holder of the Notes shall have converted all the Notes held by him other than a principal amount so small that less than a whole share of Common Stock would be issuable upon conversion thereof, the Company may elect to prepay such balance, with interest accrued thereon to the date fixed for prepayment, or  leave the same outstanding until the maturity of the Note.

h.
In any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (other than a change in stated value or from no par to par value) or in the case of any  consolidation or merger of the Company with any other corporation, or in the case of the sale and conveyance to another to another corporation or person of the property of the Company in its entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, case effective provisions to be made that each Holder of the Notes then outstanding shall have the right thereafter to convert the Notes into the kind and amount of shares of Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock in the Company into which such Notes might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

6.	COVENANTS

a.
The Company covenants that so long as the Notes are in existence, it will deliver to the Holders thereof (i) as soon as practical, in any event within 60 days after the end of such quarterly period, in each fiscal year, consolidated income and surplus statements of the Company; (ii) as soon as practical , and in any event within 120 days after the end of each fiscal year, a consolidated income and surplus statement of the Company, and (iii) with reasonable promptness, such other financial data as the Holders may request in writing.

b.
The Company covenants that, so long as any of the Notes are outstanding, it will permit any Holder of the Notes to visit and inspect, at the Holder's expense, any of the property of the Company, including its books and records, and to discuss affairs, finances and accounts with its officers.

c.	The Company covenants that, without the written consent of the Holders of US $ 1,000,000 in principal amount of the Notes, it will not:

i
Create or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind on any of its properties or assets, whether now owned or hereafter acquired except for (i) mortgages, encumbrances, liens or charges which are now in existence; (ii) mortgages, liens, charges and encumbrances (a) for taxes, assessments or governmental charges or levies on property of the Company if the same shall not be due or delinquent or thereafter can be paid without penalty, or being contested in good faith and by appropriate proceedings; (b) of mechanics and material men for sums not yet due or being contested in good faith and by appropriate proceedings; or (c) in connection with workers' compensation, unemployment insurance and other state employment legislation.

ii	Make any loan or advance to any person, firm or corporation.

iii
Assume, guarantee, endorse or otherwise become liable in connection with the obligations, stock or dividends of any person, firm or corporation except in the ordinary course of business by endorsement of a negotiable instrument in the course of collection.

iv	Merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any person, firm or corporation.

v
Enter into any material transaction in which any stockholder owning of record or beneficially more than 5% of the Common Stock of the Company shall have, at the time, a beneficial interest, direct or indirect.

7.	EVENT OF DEFAULT

a.
The breach of any of the events or conditions contained in Section 7 of this Agreement shall constitute an event of default under this Agreement. Any one or more of the Holders of the Notes may give written notice of such breach and if the Company shall within 10 days after receipt of such written notice have failed to correct such occurrence or condition, then the Holder of any one of the Notes may, at its option and without notice, declare the entire principal and interest accrued thereon immediately due and payable and may proceed with collection.

b.
If the Company has made a material misrepresentation in connection with this Agreement or with the transactions contemplated by this Agreement, or if the Company makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Company; or if any proceeding involving the Company is commenced under any bankruptcy, reorganization, arrangement, insolvency, statute or law, such event shall be deemed a default which will immediately entitled Holders of the Notes, at their option and without notice, to declare the entire amount of interest accrued thereon immediately due and payable and proceed to enforce the collection thereof.

c.
In case of default in the payment of any installment or principal, the Holders of the Notes may, at their option and without notice, declare the entire principal and the interest accrued thereof immediately due and payable and may proceed to enforce the collection thereof.

8.	MISCELLANEOUS

a.
Any and all notices, approvals or other communications to be sent to the parties shall be deemed validly and properly given if made in writing and delivered by hand or by registered or certified mail, return receipt requested, and addressed to the Company at its principal office or to the Holders of the Notes at the addresses given to the Company by such Note Holders.

b.	This Agreement may not be modified, amended or terminated except by written agreement executed by all the parties hereto.

c.
The waiver of any breach or default hereunder shall not be considered valid unless in writing and signed by the party giving such notice and no waiver shall be deemed a waiver of any subsequent breach or default of same.

d.	The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such.

e.
The validity, construction, interpretation and enforceability of this Agreement and the Notes executed pursuant to this Agreement shall be determined and governed by the laws of the State of NEW YORK IN THE UNITED STATES OF AMERICA.

f.	This Agreement shall be binding upon and inure to the benefit of the company and its successors and assigns.

g.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, Company and Note Holders have executed this agreement on FEBRUARY 2, 2009.

COMPANY	NOTE HOLDERS

Authorized Signature	Authorized Signature

Print Name and Title	Print Name and Title

Exhibit A
__________________________
(Notes)

Exhibit 3 B
_____________________________

Equity compensation plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (As January 31, 2008)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	n/a	n/a	n/a
Equity compensation plans not approved by security holders	2,000,000	0.30	1,502,500
Total	2,000,000	0.30	1,502,500

WARRANT HOLDERS AND OPTIONNEE

Name and Address of Beneficial Owner	Date	Options	Warrants	@ $
Emper Overseas S.A	03-08-07	N/A	125 000	2.50
Aton Select Fund Limited	03-08-07	N/A	125 000	2.50
Capinvest LLC	03-16-07	N/A	375 000	2.50
Simeon Securities S.A.	03-20-07	N/A	125 000	2.50
Claude Pellerin Director and Secretary	N/A	5000	0	2.00
Michel St-Pierre Chief Financial Officer	N/A	0	0	0
Total:		5000	750 000